Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2 of our report dated June 5, 2018, relating to the balance sheet of Far Point Acquisition Corporation as of March 16, 2018, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from February 23, 2018 (inception) through March 16, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 5, 2018